Exhibit 23.3

Consent of Sanders Morris Harris, Inc.

     We hereby consent to the inclusion in the Prospectus forming part of the Registration Statement on Form S-3 of GAINSCO, INC. of our opinion attached as Annex A thereto and to the reference of such opinion and to our firm therein. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 and the rules and regulations of the Securities and Exchange Commission issued thereunder.

Sanders Morris Harris, Inc.

	By:	/s/ Clyde Buck

	Name:	Clyde Buck
	Title:	Managing Director

Dated May 20, 2005